UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2020

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue Spokane, Washington 99202-2600
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 509-489-0500
Web site: http://www.myavista.com

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	AVA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.
On March 6, 2020, Avista Corporation (Avista Corp. or the Company) received an order from the Washington Utilities and Transportation Commission (WUTC or Commission) that will require it to refund $8.4 million to customers as a result of the appeal and remand of the Company’s 2015 general rate cases.
The refund amount that will be on customer bills and the way it will be distributed will be determined in Avista Corp.’s ongoing 2019 general rate cases. The Commission must issue an order in the 2019 rate cases by March 31.

The Company accrued a $3.6 million liability in 2019. As such, in the first quarter of 2020, the Company will record an additional liability of $4.8 million for refunds to customers.

The Public Counsel Section of the Washington Attorney General’s Office, a party to Avista Corp.’s general rate cases, appealed the Commission’s decision in the 2015 rate case. In August of 2018, the Washington State Court of Appeals issued its Opinion on the appeal.

In its Opinion, the Court concluded that a rate-making method used to calculate a portion of customer rates in the Commission’s decision was not in line with the law, and the Court sent the case back to the Commission to recalculate rates that were in place for 2016. The Commission began the regulatory process to recalculate rates in May of 2019.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release dated March 6, 2020, which is being furnished pursuant to Item 8.01.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	March 9, 2020	/s/ Mark T. Thies
Mark T. Thies
Executive Vice President,
Chief Financial Officer, and Treasurer